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Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined financial statements give effect to the completed acquisitions of Tertio Telecoms, Ltd., ("Tertio") and Telecom Software Enterprises, LLC ("TSE") by Evolving Systems, Inc. ("Evolving Systems").

        On November 2, 2004, the Company acquired privately held, United Kingdom-based Tertio. Total consideration in accordance with generally accepted accounting principles ("GAAP") for Tertio approximated $40.0 million, consisting of $11.0 million in cash, approximately $15.9 million in seller-financed notes, approximately $11.3 million in convertible preferred stock and approximately $1.8 million in estimated transaction-related costs. Such valuation reflects a revision to our original estimates described in our previously filed Form 8-K and 8-K/A on November 8 and November 10, 2004, respectively. The acquisition will be treated as a purchase business combination and Tertio's results of operations will be combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and Tertio operate on a calendar year.

        On October 15, 2004, the Company acquired privately-held TSE. Total GAAP consideration for TSE approximated $2.4 million, consisting of $2.4 million in cash and a note payable and approximately $55,000 in transaction-related costs. $1.5 million was paid at closing and the balance of the purchase price of approximately $889,000 is due and payable on March 31, 2005. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1 million may be paid through the year 2011 if certain specified sales of TSE products occur. The acquisition will be treated as a purchase business combination and the results of TSE's operations will be combined with Evolving Systems' from the acquisition date forward. Both Evolving Systems and TSE operate on a calendar year.

        The unaudited pro forma combined balance sheet gives effect to the acquisitions as if they both occurred on September 30, 2004. The final purchase price allocations will be based on the Tertio closing balance sheet as of November 2, 2004 and TSE's closing balance sheet as of October 15, 2004. The unaudited pro forma combined balance sheet reflects the Tertio purchase price of $11.0 million in cash, approximately $15.9 million in seller-financed notes, approximately $11.3 million in convertible preferred stock and approximately $1.8 million in estimated transaction-related costs and the TSE purchase price of $1.5 million in cash and $889,000 in a short-term note that is due on March 31, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems, Tertio and TSE for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2003.

        The unaudited pro forma combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, combines the historical results for Evolving Systems, Tertio and TSE for the respective periods, as if the acquisitions had occurred on January 1, 2003.

        The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma combined financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of Evolving Systems in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q and with the Tertio historical financial statements and related notes included in this Form 8-K. The historical financial statements and related notes of TSE are not presented in this Form 8-K/A since they fall below the significant subsidiary tests set forth in S-X Rule 1-02 (w).

        The historical financials statements of Tertio have been prepared in accordance with United Kingdom ("UK") GAAP. For the purpose of presenting the unaudited pro forma combined financial statements, the financial statements have been adjusted to conform with accounting policies under US GAAP. In addition, certain reclassifications have been made to the historical financial statements of Tertio to conform with Evolving Systems' presentation under US GAAP.

        The historical financial statements of Tertio were presented in pounds sterling (£). For the purpose of presenting the unaudited pro forma combined financial statements, the statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003, have been translated into US dollars using the average daily closing rate for each of the periods presented. The unaudited balance sheet of Tertio as of September 30, 2004 has been translated from pounds sterling into US dollars using the closing rate on September 30, 2004.

        The unaudited pro-forma financial statements of Evolving Systems include pro-forma adjustments related to the acquisition of CMS Communications, Inc. ("CMS") that occurred on November 3, 2003. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2002.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

SEPTEMBER 30, 2004

(in thousands)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$20,692	$80	$9,206	$(1,500	)(B)
				(11,000	)(I)
				(4,576	)(M)	$12,902
Current portion of restricted cash	100	—	—	—		100
Contract receivables, net	2,209	—	4,191	—		6,400
Unbilled work-in-progress	31	—	411	578(L	)	1,020
Prepaid and other current assets	1,167	12	1,258	—		2,437

Total current assets	24,199	92	15,066	(16,498)		22,859
Property and equipment, net	1,851	34	881	—		2,766
Due from Tertio Telecoms Group, LTD.	—	—	10,091	(2,656	)(O)
				(7,435	)(P)	—
Goodwill	6,955	—	—	1,095	(A)
				26,090	(H)	34,140
Intangible assets, net	3,199	—	—	1,635	(A)
				15,118	(H)	19,952
Long-term restricted cash	400	—	—	—		400

Total assets	$36,604	$126	$26,038	$17,349		$80,117

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$31	$—	$—	$—		$31
Accounts payable and accrued liabilities	2,739	32	3,540	189	(C)
				1,795	(K)	8,295
Dividend payable to Tertio Telecoms Group, LTD (sellers)	—	—	—	2,489	(N)	2,489
Short-term notes payable	—	—	—	889	(B)
				4,000	(I)	4,889
Deferred income taxes, current	—	—	—	1,239	(X)	1,239
Unearned revenue	6,265	358	4,261	(112	)(D)
				(1,589	)(L)	9,183

Total current liabilities	9,035	390	7,801	8,900		26,126
Long-term obligations:
Restructuring and other expenses	112	—	—	—		112
Capital lease payable	21	—	—	—		21
Deferred income taxes	—	—	—	3,296	(X)	3,296
Notes payable	—	—	—	11,950	(I)	11,950

Total liabilities	9,168	390	7,801	24,146		41,505
Series B convertible redeemable preferred stock	—	—	—	11,281	(J)	11,281
Stockholders' equity:
Common stock	16		252	(252	)(Q)	16
Additional paid-in capital	67,719	—	2,188	(2,188	)(Q)	67,719
Members equity	—	(264)	—	264	(E)	—
Other comprehensive income (loss)	(7)		1	(1	)(Q)	(7)
Retained earnings (deficit)	(40,292)	—	15,796	(2,489	)(N)
				(4,576	)(M)
				(7,435	)(P)
				(105	)(U)
				(1,296	)(Q)	(40,397)

Total stockholders' equity	27,436	(264)	18,237	(18,078)		27,331

Total liabilities and stockholders' equity	$36,604	$126	$26,038	$17,349		$80,117

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands except per share data)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
REVENUE
License fees and services	$6,412	$1,186	$13,126	$—		$20,724
Customer support	10,354	592	4,479	—		15,425

Total revenue	16,766	1,778	17,605	—		36,149

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	3,002	179	5,756	—		8,937
Cost of customer support, excluding depreciation and amortization	5,286	216	1,483	—		6,985
Sales and marketing	2,779	133	2,944	—		5,856
General and administrative	2,969	221	3,730	—		6,920
Product development	884	133	98	—		1,115
Depreciation	811	23	259	—		1,093
Amortization	646	—	—	311	(F)
				1,743	(R)	2,700

Total costs of revenue and operating expenses	16,377	905	14,270	2,054		33,606

Income from operations	389	873	3,335	(2,054)		2,543
Other income (expense), net	216	(2)	151	(937	)(T)	(572)

Income before income taxes	605	871	3,486	(2,991)		1,971
Provision for income taxes	12	—	165	881	(W)	1,058

Net income	$593	$871	$3,321	$(3,872)		$913

Basic earnings per common share	$0.04					$0.05

Diluted earnings per common share	$0.03					$0.05

Weighted average basic shares outstanding	15,860			2,900	(V)	18,760
Weighted average diluted shares outstanding	17,378			2,900	(V)	20,278

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands except per share data)

	Evolving Systems	Telecom Software Enterprises, LLC.	Tertio Telecoms LTD.	Pro Forma Adjustments		Pro Forma Combined
REVENUE
License fees and services	$14,853	$1,015	$12,051	$—		$27,919
Customer support	15,874	501	5,533	—		21,908

Total revenue	30,727	1,516	17,584	—		49,827

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation and amortization	5,239	196	4,889	—		10,324
Cost of customer support, excluding depreciation and amortization	7,739	264	1,868	—		9,871
Sales and marketing	3,450	162	4,401	—		8,013
General and administrative	3,737	270	4,336	—		8,343
Product development	2,043	162	448	—		2,653
Depreciation	1,223	52	371	—		1,646
Amortization	826	—	—	475	(F)
				4,129	(R)	5,430
Restructuring and other expenses (benefit), net	(9)	—	—	—		(9)

Total costs of revenue and operating expenses	24,248	1,106	16,313	4,604		46,271

Income from operations	6,479	410	1,271	(4,604)		3,556
Other income (expense), net	176	(4)	311	(20	)(G)
				(119	)(S)
				(1,315	)(T)	(971)

Income before income taxes	6,655	406	1,582	(6,058)		2,585
Provision for (benefit from) income taxes	167	—	(574)	1,048	(W)	641

Net income	$6,488	$406	$2,156	$(7,106)		$1,944

Basic earnings per common share	$0.44					$0.11

Diluted earnings per common share	$0.39					$0.10

Weighted average basic shares outstanding	14,743			2,900	(V)	17,643
Weighted average diluted shares outstanding	16,738			2,900	(V)	19,638

See accompanying notes to unaudited pro forma combined financial statements.

EVOLVING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)   Basis of pro forma presentation

        The unaudited pro forma combined balance sheet is based on historical balance sheets of Evolving Systems, Tertio and TSE and has been prepared to reflect the acquisitions as if they had been consummated on September 30, 2004.

        The unaudited pro forma combined statements of operations combine the results of operations of Evolving Systems, Tertio and TSE for the year ended December 31, 2003 and the nine months ended September 30, 2004. The unaudited pro forma combined statements of operations have been prepared to reflect the acquisitions as if they had occurred on January 1, 2003. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical results for Evolving Systems and CMS for the year ended December 31, 2003, as if the acquisitions had occurred on January 1, 2002.

        You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had Evolving Systems, Tertio and TSE been combined during these time periods or the future results that may be achieved after the acquisition.

        On a combined basis, there were no transactions between or among Evolving Systems, Tertio or TSE during the periods presented.

(2)   Acquisition of Tertio

        The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $40.0 million for Tertio, including acquisition related costs. The purchase price consists of $11.0 million in cash, approximately $15.9 million in seller-financed notes, 966,666 shares of Series B convertible preferred stock (convertible into 2.9 million shares of common stock) valued at approximately $11.3 million and approximately $1.8 million in estimated transaction-related costs. The holders of the Series B convertible preferred stock have the right to require Evolving Systems to redeem the stock in cash at $11.67 per share of Series B preferred stock if the Company is unable to register the underlying shares of common stock or keep such registration effective for twelve months from the acquisition date. Based upon the various features of the Series B convertible preferred stock, fair value was estimated at the stated redemption price. Since the conversion price of the Series B convertible preferred stock was fixed in the purchase agreement to equal $3.50 per common share, a beneficial conversion feature exists on the acquisition date equal to the difference between the market price of each common share on the issuance date (November 2, 2004), or $4.64, and the conversion price stated in the purchase agreement. The beneficial conversion feature of approximately $3.3 million will be recognized as a reduction in net income available to common stockholders on the acquisition date since the Series B convertible preferred stock was immediately convertible to common stock.

        The estimated acquisition-related costs consist primarily of legal and accounting fees and other external costs related directly to the acquisition. The estimated total purchase price of Tertio is as follows (in thousands):

Cash	$11,000
Short-term seller financed note	4,000
Long-term seller financed notes	11,950
Convertible preferred stock	11,281
Acquisition-related costs	1,795

Aggregate preliminary purchase price	$40,026

        The outstanding principal amount under the short-term seller financed note is due and payable in two installments of $2.0 million on each of March 31, 2005 and June 30, 2005. The short term seller financed note bears interest at a rate per annum equal to five and one-half percent, due on each of the previously mentioned payment dates. Upon an event of default, the short term seller financed note would bear interest at the greater of (a) eight and one-half percent or (b) the London Interbank Offering Rate (LIBOR). The short term seller financed note may be prepaid at any time.

        From the acquisition date (November 2, 2004) through November 2, 2006, the long-term seller financed notes bear interest at 11.0% per annum. From November 2, 2006 through the maturity date of December 31, 2007, the notes will bear interest at 14.0% per annum. Interest is accrued to the principal balance through December 31, 2005, and beginning March 31, 2006, interest is payable on a quarterly basis in addition to the scheduled principal payments. The scheduled principal payments on the long-term seller financed notes are as follows (in thousands):

Payment Date	Amount
March 31, 2006	$1,340
June 30, 2006	3,110
December 31, 2006	1,430
March 31, 2007	1,870
June 30, 2007	2,710
December 31, 2007	1,490

$11,950

        The long-term seller financed note payable agreements subject the Company to certain affirmative and negative covenants, including a financial covenant driven by EBITDA, as defined. Furthermore, the note holders may require the Company to make mandatory pre-payments, in excess of the payment schedule, if quarterly cash balances exceed the threshold defined in the note agreements.

        Evolving Systems has agreed to convene a meeting of its stockholders to seek the approval from its stockholders of the conversion of the long-term notes into a combination of convertible and non-convertible notes.

        Under the purchase method of accounting, the total estimated purchase price, including the estimated fair value of obligations assumed, is allocated to Tertio's net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and the Company's preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of Tertio as of September 30, 2004 (in thousands):

Net tangible assets	$3,248
Goodwill	26,090
In-process research and development	105
Identifiable intangible assets	15,118
Deferred income tax liability	(4,535)

Aggregate preliminary purchase price	$40,026

        The preliminary allocation of purchase price was based upon management's estimates and assumptions which are subject to change until the finalization of the valuation. The Company expects to finalize the purchase price allocation before the filing of the Company's 2004 Annual Report on Form 10-K.

        Tertio's net tangible assets take into consideration an adjustment for dividends declared to its sole shareholder of approximately $14.5 million, of which approximately $4.6 million was paid prior to the acquisition, approximately $7.4 million was offset against the amount due from Tertio Telecoms Group, Ltd. (former parent company), and approximately $2.5 million is payable on January 31, 2005. These dividends are specifically related to the acquisition and the Company has made related pro forma adjustments as of September 30, 2004.

        Tertio's historical unbilled work-in-progress of $411,000 is related to license and services contracts that have been recognized as revenue but not yet billed. The unearned revenue balance of $4.3 million as of September 30, 2004 is related to license and services and customer support contracts for which Tertio has been paid but had not been recognized as revenue.

        In accordance with EITF No. 01-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," Evolving Systems records a liability related to the unearned revenue of Tertio only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation). The Company estimated the fair value of this legal performance obligation based on the estimated costs remaining to fulfill the obligation plus a reasonable profit margin. The Company believes its valuation of the acquired unearned revenue balance approximates the fair value of the legal performance obligation.

        For the unearned revenue related to customer support obligations, Evolving Systems has assumed a legal performance obligation to perform under the customer support contracts that had been executed as of the acquisition date. The estimated costs plus a reasonable profit margin to fulfill the remaining performance obligation resulted in a reduction of the carrying value of Tertio's historical unearned customer support revenue of approximately $770,000 as of the acquisition date.

        For the unbilled work-in-progress and unearned revenue balances that are related to license fees and services contracts that had been executed as of the acquisition date, the value of the legal performance obligation is based on the estimated costs to deliver certain contractual software elements plus a reasonable profit margin. The remaining billings under the terms of the acquired contracts are also considered in the purchase price allocation. Evolving Systems will recognize revenue on these contracts using the percentage-of-completion method of accounting in accordance with SOP 97-2 "Software Revenue Recognition" and SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." This accounting treatment results in a reduction of Tertio's historical unearned revenue by approximately $819,000 and an increase in unbilled work-in-progress of approximately $578,000 as of the acquisition date.

        Tertio's other net tangible assets were valued at their respective carrying amounts, as these amounts approximated their current fair values.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        Evolving Systems' management has estimated that $105,000 of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount has been expensed as a reduction to stockholders' equity but has not been included in the pro forma combined statements of operations due to its nonrecurring nature.

        Identifiable intangible assets as of September 30, 2004 represent software owned by Tertio plus other identifiable intangible assets such as acquired contractual relationships. Since these assets are deductible for book purposes but not tax purposes a deferred tax liability has been recorded as of the acquisition date.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$7,386	5 yrs	$1,477
Customer contracts	1,805	1 yr	1,805
Maintenance agreements and related relationships	5,927	7 yrs	847

	$15,118

(3)   Acquisition of TSE

        The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $2.4 million for TSE, including acquisition related costs. The purchase price consists of $1.5 million in cash, approximately $889,000 in a short-term note payable and approximately $55,000 in transaction-related costs. The Company agreed to pay additional consideration of up to $3.5 million contingent upon the achievement of certain specified revenue and gross margin results. Up to $2.5 million of the contingent consideration may be payable over a 24 month period from the closing date and additional contingent consideration of up to $1 million may be paid through the year 2011 if certain specified sales of TSE products occur. In accordance with Statement of Financial Accounting Standards No. 141, or SFAS 141, "Business Combinations," the contingent consideration will not be recorded until the contingency is resolved and the additional consideration is distributable.

        The estimated acquisition-related costs consist primarily of legal and professional fees related directly to the acquisition. The estimated total purchase price of TSE is as follows (in thousands):

Cash	$1,500
Short-term note payable	889
Acquisition-related costs	55

Aggregate preliminary purchase price	$2,444

        The short term note is due and payable on March 31, 2005 and accrues interest at the rate of 5% per annum.

        Under the purchase method of accounting, the total estimated purchase price, including the fair value of obligations assumed, is allocated to TSE's net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and the Company's preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of TSE as of September 30, 2004 (in thousands):

Net tangible liabilities	$(286)
Goodwill	1,095
Identifiable intangible assets	1,635

Aggregate preliminary purchase price	$2,444

        The preliminary allocation of purchase price was based upon management's estimates and assumptions which are subject to change until the finalization of the valuation. The Company expects to finalize the purchase price allocation before the filing of the Company's 2004 Annual Report on Form 10-K.

        Net tangible assets were primarily valued at their respective carrying amounts, except for unearned revenue, as these amounts approximate their current fair values. TSE's historical unearned revenue balance of $358,000 as of September 30, 2004 is related to customer support contracts for which TSE had been paid but had not been recognized as revenue.

        In accordance with EITF No. 01-03, Evolving Systems records a liability related to the unearned revenue of TSE only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by Evolving Systems (a legal performance obligation). The Company estimated the fair value of this legal performance obligation based on the estimated costs remaining to fulfill the obligation plus a reasonable profit margin. The Company believes its valuation of the acquired unearned revenue balance approximates the fair value of the legal performance obligation.

        For the unearned revenue related to customer support obligations, Evolving Systems has assumed a legal performance obligation to provide certain services under the customer support contracts that had been executed as of the acquisition date. The estimated costs plus a reasonable profit margin to fulfill the remaining performance obligation resulted in a reduction of the carrying value of TSE's historical unearned customer support revenue of $112,000 as of the acquisition date.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect the amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        Identifiable intangible assets as of September 30, 2004 represent software owned by TSE plus other identifiable intangible assets such as acquired contractual relationships.

	Estimated Fair Value	Useful Life	Estimated Annual Amortization
Identifiable intangible assets:
Purchased software	$1,233	2-5 yrs	$330
Maintenance agreements and related relationships	401	1-4 yrs	146

	$1,634

        TSE was historically a pass-through entity for US income tax purposes and therefore, the income generated by the business was taxable to its members. Upon acquisition, TSE will be included in Evolving Systems' consolidated federal tax return. TSE's historical results have not been adjusted in these pro forma combined statements of operations to include the effects of income tax as any taxable income generated would have been offset by Evolving Systems' net operating loss carryforwards.

(4)   Pro forma net income (loss) per share

        The pro forma basic and diluted net income (loss) per share are based on the weighted average number of shares of Evolving Systems common stock outstanding during each period and the number of shares of Evolving Systems common stock issuable in connection with the Tertio acquisition. The Series B preferred stock issued to the sellers of Tertio is considered a participating security under the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," and since the Series B preferred stock is convertible into common stock, the if-converted method has been used to reflect the dilutive effect the Series B preferred stock has to the pro forma basic and diluted net income (loss) per share calculation.

(5)   Pro forma adjustments

        The following is a description of the pro forma adjustments to the unaudited pro forma combined balance sheets and statements of operations. These adjustments are based on preliminary estimates which are subject to change as management finalizes its valuations or obtains additional information.

  TSE pro forma adjustments

(A)
To record goodwill and intangible assets related to the TSE acquisition.

(B)
To record purchase price for TSE of $1.5 million in cash and short-term note payable of $889,000.

(C)
To accrue for TSE acquisition-related costs related to professional fees and to record the assumed obligation for office closure expenses.

(D)
To adjust TSE's deferred revenue balance based on Evolving Systems' estimated costs and plus a reasonable profit margin related to fulfillment of acquired obligations under TSE's deferred customer support contracts.

(E)
To eliminate TSE's stockholders' equity accounts.

(F)
To record the estimated amortization expense related to identifiable intangible assets acquired as part of the TSE acquisition.

(G)
To record interest expense on the short-term note payable issued in conjunction with the acquisition of TSE.

  Tertio pro forma adjustments

(H)
To record goodwill and intangible assets related to the Tertio acquisition.

(I)
To record purchase price for Tertio of $11 million in cash, short-term seller financed note payable of $4.0 million and long-term seller financed note payable of approximately $11.9 million.

(J)
To record Evolving Systems Series B convertible preferred stock issued in conjunction with the Tertio acquisition.

(K)
To accrue for Tertio acquisition-related costs related to legal and professional fees.

(L)
To adjust Tertio's deferred revenue and unbilled work-in-progress balance based on Evolving Systems estimated costs plus a reasonable profit margin related to delivery of Tertio's license and services and customer support contracts.

(M)
To record stockholder dividend paid subsequent to the balance sheet date but prior to the acquistion date.

(N)
To record stockholder dividend accrued subsequent to the balance sheet date but prior to the acquistion date.

(O)
To record assumption by Evolving Systems of a pre-acquisition intercompany payable from Tertio Group LTD (sellers). to Tertio. Evolving Systems' assumed intercompany payable to Tertio has been eliminated in this pro forma combined balance sheet.

(P)
To record stockholder dividend payable through the offset of the pre-acquisition intercompany receivable from Tertio Group LTD (sellers).

(Q)
To eliminate Tertio's stockholders' equity accounts.

(R)
To record the estimated amortization expense related to identifiable intangible assets acquired as part of the Tertio acquisition.

(S)
To record interest expense on short-term seller financed note payable issued in conjunction with the purchase of Tertio.

(T)
To record interest expense on long-term seller financed note payable issued in conjunction with the purchase of Tertio.

(U)
To write-off in-process research and development.

(V)
To reflect the dilutive effect of the Series B convertible preferred stock on the pro forma basic and diluted net income (loss) per share calculation using the if-converted method.

(W)
To reflect a standard rate of corporation tax on Tertio's pre-tax earnings.

(X)
To record a deferred tax liability related to the identifiable intangibles which are amortizable for book purposes but not deductible for tax purposes.

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UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS